As filed with the Securities and Exchange Commission on November 15, 2007.  Registration No. 333-______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
_______________
FORM S-8
REGISTRATION STATEMENT
under
THE SECURITIES ACT OF 1933
_______________
Freeport-McMoRan Copper & Gold Inc.
(Exact name of registrant as specified in its charter)
Delaware                                                                                                                   74-2480931
(State or other jurisdiction                                                                                                                            (I.R.S. Employer
of incorporation or organization)                                                                                                                             Identification No.)
One North Central Avenue
Phoenix, Arizona 85004
(Address, including zip code, or registrant’s
principal executive offices)
Amended and Restated Freeport-McMoRan Copper & Gold Inc.
2006 Stock Incentive Plan
(Full title of the plan)
_______________

Richard C. Adkerson
Chief Executive Officer
Freeport-McMoRan Copper & Gold Inc.
One North Central Avenue
Phoenix, Arizona 85004
(602) 366-8100
 (Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copy to:

Margaret F. Murphy
Jones, Walker, Waechter, Poitevent, Carrère & Denègre, L.L.P.
201 St. Charles Avenue
New Orleans, Louisiana 70170-5100

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock (par value $.10 per share)	25,000,000 Shares (2)	$100.71(3)	$ 2,517,750,000 (3)	$77,295(3)

(1)Upon a stock split, stock dividend or similar transaction in the future and during the effectiveness of this Registration Statement involving our Common Stock, the number of shares and rights registered shall be automatically increased to cover the additional shares and rights in accordance with Rule 416(a) under the Securities Act of 1933.

(2)Represents the number of additional shares of the Common Stock of the Company reserved for issuance pursuant to the Amended and Restated 2006 Stock Incentive Plan (the “Plan”).  12,000,000 shares issuable pursuant to the Plan were previously registered on Registration Statement No. 333-136084.

(3)Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, based on the average of the high and low price per share of our Common Stock on the New York Stock Exchange on November 13, 2007.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

On July 27, 2006, Freeport-McMoRan Copper & Gold Inc., a Delaware corporation (the “Company”) registered 12,000,000 shares of its common stock, par value $0.10 per share (formerly Class B common stock), to be offered and sold to participants under the Freeport-McMoRan Copper & Gold Inc. 2006 Stock Incentive Plan, as amended from time to time (the “Plan”) pursuant to the Registration Statement on Form S-8 (File No. 333-136084).  The Plan was amended by the Company’s stockholders on July 10, 2007, to increase the number of shares available for issuance under the Plan by 25,000,000 shares of common stock.  This Registration Statement is being filed pursuant to General Instruction E to Form S-8 (Registration of Additional Securities) to register such additional 25,000,000 shares of common stock which may be offered or sold to participants under the Plan.

INCORPORATION BY REFERENCE

The contents of the Registration Statement on Form S-8 (File No. 333-136084) with respect to 12,000,000 shares of common stock are hereby incorporated by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.  Exhibits.

5.1	Opinion of Jones, Walker, Waechter, Poitevent, Carrère & Denègre, L.L.P.

15.1	Letter from Ernst & Young LLP regarding unaudited interim financial statements.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Independent Mining Consultants, Inc.

23.3	Consent of Jones, Walker, Waechter, Poitevent, Carrère & Denègre, L.L.P. (included in Exhibit 5).

24.1	Powers of Attorney pursuant to which this Registration Statement has been signed on behalf of certain of our officers and directors.

II-1

SIGNATURES

The Registrant.  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on November 15, 2007.

                    Freeport-McMoRan Copper & Gold Inc.

By:    /s/ Richard C. Adkerson
                                 Richard C. Adkerson
                                                                                                                      Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 15, 2007.

Signature	Title
*
James R. Moffett *	Chairman of the Board
B. M. Rankin, Jr. /s/ Richard C. Adkerson	Vice Chairman of the Board
Richard C. Adkerson *	Chief Executive Officer and Director (Principal Executive Officer)
Kathleen L. Quirk *	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)
C. Donald Whitmire, Jr. *	Vice President and Controller - Financial Reporting (Principal Accounting Officer)
Robert J. Allison, Jr.	Director

*
Robert A. Day *	Director
Gerald J. Ford *	Director
H. Devon Graham, Jr. *	Director
J. Bennett Johnston *	Director
Charles C. Krulak *	Director
Bobby Lee Lackey *	Director
Jon C. Madonna *	Director
Dustan E. McCoy *	Director
Gabrielle K. McDonald *	Director
J. Stapleton Roy *	Director
Stephen H. Siegele	Director

*
J. Taylor Wharton		Director

*By:	/s/ Richard C. Adkerson
Richard C. Adkerson Attorney-in-Fact

EXHIBIT INDEX

Exhibit
Number                                                  Description of Exhibits

5.1	Opinion of Jones, Walker, Waechter, Poitevent, Carrère & Denègre, L.L.P.

15.1	Letter from Ernst & Young LLP regarding unaudited interim financial statements.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Independent Mining Consultants, Inc.

23.3	Consent of Jones, Walker, Waechter, Poitevent, Carrère & Denègre, L.L.P. (included in Exhibit 5).

24.1	Powers of Attorney pursuant to which this Registration Statement has been signed on behalf of certain of our officers and directors.